Spruce Power Reports Third Quarter 2025 Results

Higher Revenues, Cost Management lead to surge in EBITDA
Cash generated from Operations drives Cash Balance to $99 million; $5.44 per share

HOUSTON, TEXAS(November 12, 2025) – Spruce Power Holding Corporation (NYSE: SPRU) (“Spruce”, "Spruce Power" or the “Company”), a leading owner and operator of distributed solar energy assets across the United States, today reported financial results for the third quarter ended September 30, 2025.

Third Quarter 2025 Business Highlights

•Revenues of $30.7 million up 44% from the year-earlier period
•Total cash balance of $98.8 million as of September 30, 2025 up $8.3 million from prior quarter, a total of $5.44 per share.
•Net loss attributable to stockholders improved to $(0.9) million, compared to net loss attributable to stockholders of $(53.6) million from the year-earlier period.
•Operating EBITDA of $26.2 million up 48% from the year-earlier period
•Operations & Maintenance (“O&M”) expense of $1.8 million down 53% from the year-earlier period
•Selling, General and Administrative (“SG&A”) expense of $12.9 million down 4% from the year-earlier period
•GAAP Cash Flow generated in Operations of $11.2 million for the quarter compared to $(1.1) million used in the year-earlier period
•Adjusted Cash Flow generated in Operations of $20.2 million up 104% from the year-earlier period
•Principal debt payments of $11.5 million made in the quarter
•Portfolio of approximately 85,000 home solar assets and customer contracts across 18 U.S. states
•Spruce PRO servicing approximately 60,000 residential solar systems as a third party
•Combined portfolio generation of approximately 190,081 MWh of power during the quarter

Management Commentary and Outlook

Spruce Power Chief Executive Officer Chris Hayes commented, “Third quarter results reflect the efforts of our ongoing mission to operate efficiently with a laser focus on costs and cash management while sustainably growing the business. A 44% growth in revenue from the year-earlier period and Operating EBITDA up 48% show the effects of growth in our servicing business. At the same time, we achieved meaningful cost reductions, including a 53% year-over-year decline in O&M and a 4% year-over-year decline in SG&A.”

“This quarter we announced a strategic initiative to further position Spruce for scalable, high margin- growth and greater shareholder value. The initiative will meaningfully decrease SG&A costs through a workforce reduction and the closure of the Denver office. Looking forward, this initiative allows Spruce to redirect those resources towards its core initiatives of operating efficiently, managing cash and sustainably growing our business.”

“On the credit front, we are proactively engaged in discussions with multiple financial institutions regarding our SP1 debt obligation due in the second quarter of 2026. I’m encouraged by the strong level of interest we’ve received and the range of options available to us. We’ve made significant progress in these discussions, and, combined with our improved operating results and stronger balance sheet, we are well-positioned as we move forward.”

Consolidated Financial Results

Revenues totaled $30.7 million for the third quarter of 2025, compared with $21.4 million for the third quarter of 2024. The year-over-year increase was primarily due to the November 2024 acquisition of a residential solar portfolio from NJR Clean Energy Ventures ("NJR") and improved solar renewable energy credits ("SRECs") revenue. The Spruce PRO service agreement signed with ADT in December 2024 also contributed to growth.

Total operating expenses were $22.2 million for the third quarter of 2025, compared to
$58.5 million (which includes a prior-year impairment charge of $28.8 million) for the third quarter of 2024. The year-over-year decline in operating expense is attributed primarily to a decrease in legacy legal related costs and cost management efforts.

Core Operating Expenses, which includes both SG&A expenses and O&M expenses was $14.8 million in the aggregate for the third quarter of 2025, down from $17.4 million in the year-earlier period. This includes $12.9 million of SG&A expenses and O&M expenses of $1.8 million in the third quarter of 2025, down from SG&A expense of $13.5 million and O&M expense of $3.9 million for the third quarter of 2024. The decreases in both total operating expenses and Core Operating Expenses were primarily attributable to lower year-over-year O&M costs due to the completion of meter upgrades as well as more prudent cost management.

Net loss attributable to stockholders was $(0.9) million, or $(0.05) per share for the third quarter of 2025.

Management considers Operating EBITDA as a key measure in evaluating Spruce's operating performance. For the third quarter of 2025, Operating EBITDA was $26.2 million, up from $17.7 million in the prior year period. This change was primarily attributable to the NJR acquisition.

Balance Sheet and Liquidity

Total principal amount of outstanding debt as of September 30, 2025, was $705.6 million with a blended interest rate of 6.1%, including the impact of hedge arrangements. All debt consists of project finance loans that are non-recourse to the Company itself. Non-recourse debt is incurred at the project level and does not impact the Company’s cash on hand balances.

Total cash as of September 30, 2025, was $98.8 million, or $5.44 per share, including cash and cash equivalents of $53.6 million and restricted cash of $45.1 million. Per-share amount is based on 18,165,255 shares issued and outstanding as of September 30, 2025.

Growth and Capital Allocation

Spruce is committed to maximizing long-term value for its shareholders through a disciplined approach that includes strategic acquisitions, capital expenditure projects, debt repayment and shareholder return initiatives.

The Company's gross portfolio value (on a PV6 basis as defined below) was $872.0 million as of September 30, 2025.

During the third quarter of 2025, Spruce repurchased no shares of common stock. There was $42.0 million remaining under the Company's authorized $50.0 million common share repurchase program as of September 30, 2025. The Company will continue to assess common stock repurchases on a quarterly basis with its Board of Directors.

Key Operating Metrics

As of September 30, 2025, Spruce owned cash flows from approximately 85,000 home solar assets and customer contracts across 18 U.S. States with an average remaining contract life of approximately 10 years. Combined portfolio generation for the third quarter of 2025 was approximately 190,081 MWh of power. In addition, the Company services approximately 60,000 third-party owned home solar systems as of September 30, 2025. Gross Portfolio Value, on a PV6 basis as described below, was $872.0 million as of September 30, 2025.

Conference Call Information

The Spruce management team will host a conference call for analysts and investors to discuss its third quarter 2025 financial results and business outlook today at 3:30 p.m. Central Time. The conference call can be accessed live over the telephone by dialing (646) 307-1963 and referencing Conference ID 3699222. Alternatively, the call can be accessed via a live webcast accessible at https://events.q4inc.com/attendee/304878073 .

An audio replay will be available shortly after the call and can be accessed by dialing (800) 770-2030. The passcode for the replay is 3699222. The replay will be available until November 25, 2025.

About Spruce Power

Spruce Power is a leading owner and operator of distributed solar energy assets across the United States. We provide subscription-based services that make it easy for homeowners to benefit from rooftop solar power and battery storage. Our power as-a-service model allows consumers to access new technology without making a significant upfront investment or incurring maintenance costs. Our Company owns the cash flows from approximately 85,000 home solar assets and customer contracts across the United States. For additional information, please visit www.sprucepower.com.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are characterized by the use of certain words or phrases (and their derivatives) such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “opportunity,” “plan,” “goals,” “target” “predict,” “potential,” “estimate,” “should,” “will,” “would,” “continue,” “likely,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based upon our current plans and strategies, management’s assumptions and expectations about future events, and market conditions and reflect our current assessment of the risks and uncertainties related to our business and are made as of the date of this release. Forward-looking statements in this release may include, without limitation, statements made in Mr. Hayes’ quotations, statements regarding contracted portfolio value and renewal portfolio value, potential future acquisitions, potential future repurchases under the stock repurchase program, the impacts of the Company’s O&M initiatives and operational enhancements, the Company’s expected key revenue drivers, expectations with respect to Spruce PRO and its potential partnerships, and the Company's prospects for long-term growth in revenues, business cash inflows, earnings and Operating EBITDA. Repurchases under the stock repurchase program will depend upon market prices, trading volume, available cash and other factors, and therefore, there is no guarantee that any repurchases will be completed or as to the number of shares that may be purchased. There can be no assurance that actual future results, performance or achievements of, or trends affecting, us will not differ materially from any future results, performance, achievements or trends expressed or implied by such forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from historical results or the forward-looking statements contained herein, including but not limited to: uncertainties relating to the solar energy industry and the risk that sufficient additional demand for home solar energy systems may not develop or take longer to develop than we anticipate; disruptions to our solar monitoring systems, which could negatively impact our revenues and increase our expenses; warranties provided by the manufacturers of equipment for our assets and maintenance obligations may be inadequate to protect us; the solar energy systems we own or may acquire may have a limited operating history and may not perform as we expect, including as a result of unsuitable solar and meteorological conditions; problems with performance of our solar energy systems may cause us to incur expenses, may lower the value of our solar energy systems, and may damage our market reputation; the ability to identify and complete future acquisitions or strategic relationships and the ability to integrate strategic acquisitions; the ability to develop and market new products and services; changes in, and our compliance with, laws and regulations affecting our business; the highly competitive nature of the Company’s business and markets; the ability to manage our growth effectively or grow by expanding our market penetration or acquiring additional home solar portfolios; the ability to execute on and consummate business plans in anticipated time frames; litigation, complaints, product liability claims or other claims, government investigations and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services, including due to tariffs or trade restrictions; developments in technology or improvements in distributed solar energy generation and related technologies or components may materially adversely affect demand for our offerings; a material reduction in the retail price of traditional utility generated electricity, electricity from other sources or renewable energy credits; we may require additional financing to support the development of our business and implementation of our growth strategy; we are subject to risks relating to our outstanding debt, including risks relating to rising interest rates and the risk that we may not have sufficient cash flow to pay or refinance our debt; the impact of natural disasters and other events beyond our control, such as hurricanes, wildfires or pandemics, on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; cybersecurity risks; the loss or transition of key employees or senior management or the Company’s inability to attract and retain qualified personnel; failure to remediate the Company’s previously identified material weakness in the Company’s internal control over financial reporting, the identification of additional material weaknesses, or failure to maintain an effective system of internal control over financial reporting; general economic, financial, legal, political and business conditions, supply chain constraints and changes in domestic and foreign markets; the availability of capital and additional financing; economic conditions, including market interest rates, inflation, recessionary conditions and U.S. and global trade policies and tensions, including changes in, or the imposition of, tariffs and/or trade barriers and the economic impacts, volatility and uncertainty resulting therefrom; governmental investigations, litigation, complaints, other claims, or adverse publicity, which may cause us to incur significant expense, hinder execution of business and growth strategy, or impact the price of our common stock; changes in tax laws, which may materially adversely affect our business, prospects, financial condition, and operating results; our ability to use net operating loss carryforwards and other tax attributes; risks associated with construction, regulatory compliance, risks relating to changes in, and our compliance with, laws and regulations affecting our business, and other contingencies; violations of export control and/or economic sanctions laws and regulations; the adequacy of our insurance coverage; competition from traditional energy companies as well as solar and other renewable energy companies; and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025, subsequent Quarterly Reports on Form 10-Q, and other documents that the Company files with the SEC in the future. These factors are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on its business or the extent to which any factor or combination of factors may cause actual results to differ materially from the results implied by these forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Use of Non-GAAP Financial Information

This press release includes references to certain non-GAAP financial measures. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter, without the impact of items or events that may obscure trends in our underlying financial performance. These non-GAAP financial measures should not be considered in isolation and should be considered as a supplement to, and not as a substitute for or superior to, the GAAP financial measures presented in this press release, our financial statements, and other publicly filed reports. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward-looking financial information. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Definitions of Non-GAAP Financial Information

Earnings (Loss) Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”):

We define EBITDA as our consolidated net income (loss) and adding back interest expense, net, income taxes, and depreciation and amortization. We believe EBITDA provides meaningful information as to the performance of our business and therefore we use it to supplement our GAAP reporting. We believe that Adjusted EBITDA, which excludes certain identified items that we do not consider to be part of our ongoing business, improves the comparability of year-to-year results, and is more representative of our underlying performance. Management uses this information to assess and measure the performance of our operating segment. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

Operating EBITDA:

We define Operating EBITDA as Adjusted EBITDA plus proceeds from investment in master lease agreement, net, proceeds from buyouts / prepayments and interest earned on cash investments. Proceeds from investment in master lease agreement, net, represent cash flows from the Company's Spruce Power 4 Portfolio, which holds the 20-year use rights to customer payment streams of approximately 22,500 solar lease and power purchase agreements, net of servicing costs. Proceeds from buyouts / prepayments represent cash inflows from the early buyout of customer solar contracts and cash inflows from the prepayment of customer solar contracts. Interest earned on cash investments represent cash interest received on investments in money market funds.

Adjusted Cash Flow from Operations:

We define Adjusted Cash Flow from Operations as cash from operations adjusted for the recurring proceeds from both our SEMTH master lease and sales of solar energy systems, as well as non-recurring litigation settlements.

Core Operating Expenses:

We define Core Operating Expenses as the sum of our SG&A and our O&M expenses.

Portfolio Value Metrics

We believe Portfolio Value Metrics are helpful to management, investors, and analysts to understand the value of our business and to evaluate the estimated remaining value of our customer contracts, including present value implied from future, uncontracted sales of SRECs generated from assets that the Company owns today.

•Gross Portfolio Value reflects the remaining projected net cash flows from current customers discounted at 6% (“PV6”)
•Projected cash flows include the customer’s initial agreement plus renewal

($ in millions)	As of September 30, 2025
Contracted Portfolio Value (1)	753
Renewal Portfolio Value (2)	70
Uncontracted Renewable Energy Credits (3)	49
Gross Portfolio Value (4)	$872

(1) Contracted Portfolio Value represents the present value of the remaining net cash flows discounted at 6% per annum during the initial term of the Company’s customer agreements as of the measurement date. It is calculated as the present value of cash flows discounted at 6% that the Company expects to receive from customers in future periods as set forth in customer agreements, after deducting expected operating and maintenance costs, equipment replacements costs, distributions to tax equity partners in consolidated joint venture partnership flip structures, and distributions to third-party project equity investors. The calculation includes cash flows the Company expects to receive in future periods from state incentive and rebate programs, contracted sales of solar renewable energy credits, and awarded net cash flows from grid service programs with utilities or grid operators.

(2) Renewal Portfolio Value is the forecasted net present value the Company would receive upon or following the expiration of the initial customer agreement term, but before the 30th anniversary of the system’s activation in the form of cash payments during any applicable renewal period for customers as of the measurement date. The Company calculates the Renewal Portfolio Value amount at the expiration of the initial contract term assuming that, on average, Spruce's customers choose to renew 50% of the time at a contract rate representing a 35% discount to the contract rate in effect at the end of the initial contract term, for a term of 7-years.

(3) Uncontracted sales of SRECs based on forward market REC pricing curves, adjusted for liquidity discounts.
(4) Gross Portfolio Value represents the sum of Contracted Portfolio Value, Renewal Portfolio Value and Uncontracted SRECs.

Spruce Power Holding Corporation
Condensed Consolidated Statements of Operations (Unaudited)
For the Three Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,
(In thousands, except per share and share amounts)	2025	2024

Revenues	$30,727	$21,378
Operating expenses:
Cost of revenues - solar energy systems depreciation	7,490	5,729
Cost of revenues - operations and maintenance	1,847	3,928
Selling, general and administrative expenses	12,942	13,521
Litigation settlements	373	7,205
Impairment of goodwill	—	28,757
Gain on asset disposal, net	(409)	(603)
Total operating expenses	22,243	58,537
Income (loss) from operations	8,484	(37,159)
Other (income) expense:
Interest income	(5,191)	(6,265)
Interest expense, net	12,815	11,367
Change in fair value of interest rate swaps	1,573	11,328
Other income, net	(36)	(39)
Net loss from continuing operations	(677)	(53,550)
Net income (loss) from discontinued operations	(37)	(4)
Net loss	(714)	(53,554)
Less: Net income (loss) attributable to noncontrolling interests	146	(25)
Net loss attributable to stockholders	$(860)	$(53,529)
Net loss from continuing operations per share, basic and diluted	$(0.04)	$(2.88)
Net income (loss) from discontinued operations per share, basic and diluted	$—	$—
Net loss attributable to stockholders per share, basic and diluted	$(0.05)	$(2.88)
Weighted-average shares outstanding, basic and diluted	17,999,083	18,566,015

Spruce Power Holding Corporation
Calculation of Core Operating Expenses
For the Three Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,
(In thousands)	2025	2024
Calculation of core operating expenses:
Cost of revenues - operations and maintenance	$1,847	$3,928
Selling, general and administrative expenses	12,942	13,521
Core operating expenses	$14,789	$17,449

Spruce Power Holding Corporation
Reconciliation of Adjusted Cash Flow from Operations
For the Three and Nine Months Ended
September 30, 2025 and 2024

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2025	2024	2025	2024
Reconciliation of Adjusted Cash Flow from Operations
Net cash provided by/(used) in operating activities	11,239	(1,051)	(228)	(28,353)
Proceeds from investment related to SEMTH master lease agreement	7,415	8,084	17,879	18,868
Proceeds from sale of solar energy systems	1,503	1,859	4,063	4,712
Non-recurring legal settlement	—	1,000	4,750	16,000
Adjusted Cash Flow from Operations	$20,157	$9,892	$26,464	$11,227

Spruce Power Holding Corporation
Reconciliation of Non-GAAP Financial Measures
For the Three Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,
(In thousands)	2025	2024
Reconciliation of Net Loss to EBITDA, Adjusted EBITDA, and Operating EBITDA
Net loss attributable to stockholders	$(860)	$(53,529)
Net income attributable to noncontrolling interests	146	(25)
Interest income	(5,191)	(6,265)
Interest expense, net	12,815	11,367
Depreciation and amortization	6,741	4,983
EBITDA	13,651	(43,469)
Net (income) loss from discontinued operations	37	4
Impairment of goodwill	—	28,757
Legal charges related to legacy shareholder and securities lawsuits	—	7,078
Gain on asset disposal, net	(409)	(603)
Change in fair value of interest rate swaps	1,573	11,328
Meter upgrade campaign	131	954
Other one-time costs	1,006	1,533
Change in fair value warrant liabilities	—	(2)
Stock based compensation	774	761
Bad debt expense	39	309
Accretion expense	82	62
Adjusted EBITDA	16,884	6,712
Proceeds from investment in master lease agreement, net	6,716	7,495
Proceeds from buyouts / prepayments	1,943	1,945
Interest earned on cash investments	671	1,596
Operating EBITDA	$26,214	$17,748

Spruce Power Holding Corporation
Condensed Consolidated Balance Sheets (Unaudited)
September 30, 2025 and December 31, 2024

	As of
(In thousands, except share and per share amounts)	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$53,645	$72,802
Restricted cash	45,124	36,346
Accounts receivable, net of allowance of $0.8 million and $0.8 million as of September 30, 2025 and 2024, respectively	18,085	15,010
Interest rate swap assets, current	4,390	6,258
Prepaid expenses and other current assets	4,190	6,014
Total current assets	125,434	136,430
Investment related to SEMTH master lease agreement	134,705	136,942
Property and equipment, net	569,281	589,014
Interest rate swap assets, non-current	10,376	18,414
Intangible assets, net	8,112	8,957
Deferred rent assets	4,479	3,717
Right-of-use assets, net	4,415	4,750
Other assets	255	255
Total assets	$857,057	$898,479
Liabilities, stockholders’ equity and noncontrolling interests
Current liabilities
Accounts payable	1,459	987
Accrued expenses and other current liabilities	24,928	28,125
Non-recourse debt, current	$218,480	$28,310
Deferred revenue, current	1,165	1,194
Lease liability, current	936	892
Interest rate swap liabilities, current	104	—
Current liabilities of discontinued operations	21	61
Total current liabilities	247,093	59,569
Non-recourse debt, non-current	466,764	677,021
Deferred revenue, non-current	3,704	2,790
Lease liability, non-current	4,415	4,848
Unfavorable solar renewable energy agreements, net	1,618	4,134
Interest rate swap liabilities, non-current	2,313	385
Other long-term liabilities	3,783	3,540
Long-term liabilities of discontinued operations	31	40
Total liabilities	729,721	752,327
Commitments and contingencies
Stockholders’ equity:

Common stock, $0.0001 par value; 350,000,000 shares authorized at September 30, 2025 and December 31, 2024; 20,036,082 and 18,165,255 shares issued and outstanding at September 30, 2025, respectively, and 19,403,262 and 18,311,054 shares issued and outstanding at December 31, 2024, respectively	2	2
Additional paid-in capital	480,488	478,366
Accumulated deficit	(347,541)	(328,377)
Treasury stock at cost, 1,870,827 shares and 1,092,208 at September 30, 2025 and December 31, 2024, respectively	(8,095)	(6,277)
Total stockholders’ equity	124,854	143,714
Noncontrolling interests	2,482	2,438
Total equity	127,336	146,152
Total liabilities, stockholders’ equity and noncontrolling interests	$857,057	$898,479

Spruce Power Holding Corporation
Condensed Consolidated Statement of Cash Flows (Unaudited)
For the Nine Months Ended September 30, 2025 and 2024

	Nine Months Ended September 30,
(In thousands)	2025	2024

Operating activities:
Net loss	$(18,895)	$(64,577)
Add back: Net loss (income) from discontinued operations	55	(50)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation, net	2,122	1,759
Bad debt expense	1,047	1,128
Amortization of deferred revenue	(233)	(671)
Depreciation and amortization expense	22,857	18,293
Amortization related to unfavorable solar renewable energy agreements for each period	(2,245)	(2,598)
Impairment of goodwill	—	28,757
Accretion expense	243	181
Change in fair value of interest rate swaps	11,938	8,153
Interest income related to SEMTH master lease agreement	(13,564)	(12,159)
Gain on disposal of assets	(1,069)	(2,055)
Change in operating right-of-use assets and lease liability	(54)	24
Amortization of debt discount and deferred financing costs	4,922	4,447
Changes in operating assets and liabilities:
Accounts receivable, net	(4,629)	(3,463)
Deferred rent assets	(762)	(916)
Prepaid expenses and other current assets	1,824	4,961
Other assets	—	2
Accounts payable	472	(262)
Accrued expenses and other current liabilities	(5,271)	(11,735)
Other long-term liabilities	—	(26)
Deferred revenue	1,118	2,541
Net cash used in continuing operating activities	(124)	(28,266)
Net cash used in discontinued operating activities	(104)	(87)
Net cash used in operating activities	(228)	(28,353)
Investing activities:
Proceeds from sale of solar energy systems	4,063	4,712
Proceeds from investment related to SEMTH master lease agreement	17,879	18,868
Cash paid for acquisitions	(4,820)	—
Purchases of other property and equipment	(220)	(182)
Net cash provided by continuing investing activities	16,902	23,398

Net cash provided by discontinued investing activities	—	—
Net cash provided by investing activities	16,902	23,398
Financing activities:
Proceeds from issuance of non-recourse debt	—	130,000
Payment of deferred financing costs	—	(2,108)
Repayments of non-recourse debt	(25,010)	(145,763)
Share repurchases	(1,818)	—
Capital distributions to noncontrolling interests	(225)	(215)
Net cash used in continuing financing activities	(27,053)	(18,086)
Net cash provided by discontinued financing activities	—	81
Net cash used in financing activities	(27,053)	(18,005)
Net change in cash and cash equivalents and restricted cash:	(10,379)	(22,960)
Cash and cash equivalents and restricted cash, beginning of period	109,148	172,941
Cash and cash equivalents and restricted cash, end of period	$98,769	$149,981
Supplemental disclosure of cash flow information:
Cash paid for interest	$28,562	$22,021
Supplemental disclosure of noncash investing and financing information:
Right-of-use asset obtained in exchange for lease liability	$307	$—

For More Information
Investor Contact: investors@sprucepower.com

Media Contact: publicrelations@sprucepower.com